VILLAGE BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated

Effective November 27, 2018

VILLAGE BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated Effective November 27, 2018

Table of Contents

Page

ARTICLE I DEFINITIONS1

1.01Administrator1

1.02Bank1

1.03Benefit Commencement Date1

1.04Board1

1.05Cause1

1.06Change in Control1

1.07Code1

1.08Committee1

1.09Company1

1.10Disabled1

1.11Effective Date2

1.12Eligible Employee2

1.13Employer2

1.14ERISA2

1.15Named Fiduciary2

1.16Participant2

1.17Participating Employer2

1.18Period of Service or Service2

1.19Plan2

1.20Plan Year2

1.21Present Value2

1.22Regulations or Treasury Regulations2

1.23Retirement2

1.24Service Requirement3

1.25Specified Employee3

1.26Supplemental Benefit3

1.27Termination of Employment3

1.28Years of Service3

ARTICLE IIGENERAL3

2.01Effective Date3

2.02Purpose3

ARTICLE IIIELIGIBILITY AND PARTICIPATION4

3.01Eligibility4

3.02Participation4

ARTICLE IVSUPPLEMENTAL BENEFIT4

4.01Supplemental Benefit4

4.02Termination of Employment4

4.03Accelerated Vesting4

4.04Normal Form and Timing of Supplemental Benefit4

4.05General Limitations5

4.06No Acceleration of Payment5

ARTICLE V DEATH BENEFITS5

5.01Pre-Termination Survivor Benefit5

5.02Post-Termination Survivor Benefit5

5.03Beneficiary Designation5

5.04Suicide6

ARTICLE VI ADMINISTRATION6

6.01Committee as Administrator6

6.02Appointment of Advisors6

6.03Administrative Rules6

6.04Duties6

6.05Fees6

ARTICLE VII CLAIMS PROCEDURE7

ARTICLE VIII AMENDMENT AND TERMINATION7

8.01Amendment7

8.02Termination7

ARTICLE IX MISCELLANEOUS PROVISIONS7

9.01Assignment and Alienation7

9.02Incapacity8

9.03Successors and Assigns8

9.04Limitation of Rights8

9.05No Funding of the Plan8

9.06Severability8

9.07Notification of Addresses8

9.08Receipt and Release for Payments9

9.09Headings9

9.10Indemnification9

9.11Tax Withholding9

9.12Responsibility for Legal Effect9

9.13Successors, Acquisitions, Mergers, Consolidations9

9.14Governing Law9

9.15Bonding9

9.16Usage9

9.17Section 409A Provisions9

EXHIBIT ADESIGNATION OF BENEFICIARY

SCHEDULE AEMPLOYEES APPROVED FOR PLAN PARTICIPATION

SCHEDULE BSCHEDULE OF BENEFITS

SCHEDULE CPARTICIPATING EMPLOYERS

ARTICLE I

DEFINITIONS

Wherever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning:

1.01“Administrator” means the person or persons described in Section 6.01 hereof.

1.02“Bank” means Village Bank and any successor thereto. The Bank is the sponsor of the Plan.

1.03“Benefit Commencement Date” means the date a Participant’s Plan benefit payments begin as specifically set out in Schedule B or, if no such date is provided in Schedule B, the date provided in Section 4.04.

1.04“Board” means the Board of Directors of the Bank.

1.05“Cause” means (i) the failure of a Participant to perform his duties or comply with reasonable directions of the Board; (ii) the determination by the Board in the exercise of its reasonable judgment that the Participant has committed an act or acts constituting (1) a felony or other crime involving moral turpitude, dishonesty or theft, (2) dishonesty or disloyalty with respect to the Bank, or (3) fraud; or (iii) the Participant’s gross negligence in the performance of his duties.

1.06“Change in Control” means, after the Effective Date of this Plan, (i) any person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Company securities having 50% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company’s directors other than a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board of Directors of the Company, as long as the majority of the Board of Directors of the Company approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Company before such events cease to constitute a majority of the Company’s Board of Directors, or any successor’s board, within two years of the last of such transactions. For purposes of this Plan, the date of a Change in Control is the date on which an event described in (i) or (ii) occurs. If a Change in Control occurs on account of a series of transactions, the date of the Change in Control is the date of the last of such transactions.

1.07“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.08“Committee” means the Personnel Committee appointed by the Board or, if no Personnel Committee has been appointed, the Board.

1.09 “Company” means Village Bank and Trust Financial Corp. and any successor thereto. The Bank is a wholly-owned subsidiary of the Company.

1.10“Disabled” means the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s Employer.

1.11“Effective Date” means October 20, 2003. The Plan was amended and restated on January 1, 2008, July 9, 2016 and November 27, 2018.

1.12“Eligible Employee” means any officer or other key employee of the Bank as defined by resolution of the Committee and approved by the Board.

1.13 “Employer” means the Bank or a Participating Employer thereof, as set forth in Schedule C hereto.

1.14“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.15“Named Fiduciary” means the Bank.

1.16“Participant” means an Eligible Employee who is participating in the Plan in accordance with Section 3.01 hereof, as shown on Schedule A, and has not, for any reason, become ineligible to participate in the Plan.

1.17“Participating Employer” means any subsidiary or affiliate of the Bank that the Bank has approved for participation in the Plan and that otherwise has approved and adopted the Plan.

1.18“Period of Service” or “Service” means the period commencing October 20, 2003, or, if later, the date an Eligible Employee becomes a Participant in this Plan and ending on the Participant’s Termination of Employment or Retirement. Each Participant’s required Period of Service is described in Schedule B.

1.19“Plan” means the Village Bank Supplemental Executive Retirement Plan.

1.20“Plan Year” means the calendar year.

1.21“Present Value” means the present value of the Participant’s Supplemental Benefit calculated for purposes of Section 5.01, (a) using a present value discount rate determined under Section 7520(a)(2) of the Code based on applicable guidance published for the month of the payment under Section 5.01, and (b) assuming the Supplemental Benefit otherwise would have been distributed in a series of equal monthly payments for the period provided on Schedule B, commencing on the date payment is actually made under Section 5.01, and continuing on the first day of each month thereafter during the applicable payment period.

1.22“Regulations” or “Treasury Regulations” means the federal income tax regulations, as promulgated by the Secretary of the Treasury or its delegate (as amended from time to time).

1.23“Retirement” means a Participant’s separation from service (within the meaning of Code section 409A) with the Bank and any Participating Employer, without regard to age, on or after the date the Participant has met his Service Requirement described in Schedule B.

1.24“Service Requirement” means the Period of Service or time (as applicable) specified in Schedule B, for purposes of determining a Participant’s eligibility to commence receiving Plan benefits.

1.25“Specified Employee” means an Eligible Employee who, as of December 31 of any calendar year, satisfies the requirement of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with Treasury Regulations thereunder and disregarding Code Section 416(i)(5)). An Eligible Employee who meets the criteria set forth in the preceding sentence will be considered a Specified Employee for purposes of the Plan for the 12-month period commencing on the next following April 1.

1.26“Supplemental Benefit” means a Participant’s benefit under this Plan as described at Schedule B. Except as otherwise provided herein, the Supplemental Benefit of a Participant who experiences a Termination of Employment shall be determined in accordance with Section 4.02.

1.27“Termination of Employment” means any termination of employment with the Bank prior to the Participant meeting his Service Requirement described in Schedule B, including a termination of employment because of the Participant has been determined to be Disabled. For purposes of this Plan, the employment status of the Participant and the date of termination of the Participant’s employment shall be determined by the Bank in accordance with Code section 409A and Treasury Regulations.

1.28“Years of Service”, for purposes of vesting, means the total number of whole years of a Participant’s Periods of Service accrued on or after October 20, 2003, or, if later, on and after the Eligible Employee becomes a Participant.

ARTICLE II
GENERAL

2.01Effective Date.  The provisions of the Plan were originally adopted as the Southern Community Bank & Trust Supplemental Executive Retirement Plan effective October 20, 2003. The Plan was amended and restated as the Village Bank Supplemental Executive Retirement Plan effective January 1, 2005. The Plan was amended and restated effective January 1, 2008, to make certain changes to comply with Code Section 409A and Treasury Regulations and other guidance thereunder, including transition rules. The Plan was amended and restated effective July 9, 2016, to clarify provisions consistent with the Bank’s original intent and the manner in which the Plan has been operated.  The Plan is again amended and restated effective November 27, 2018, to clarify certain language consistent with the Bank’s interpretation of the Plan.  The rights, if any, of any person whose status as an employee of the Bank, and its subsidiaries or affiliates, if any, has terminated shall be determined pursuant to the Plan as in effect on the date such employee terminated, unless subsequently adopted provisions of the Plan are made specifically applicable to such person.

2.02Purpose.  The purpose of the Plan is to provide supplemental retirement income to a Participant. The Plan is intended to be (and shall be construed and administered as) an “employee pension benefit plan” under the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) which is unfunded and is maintained by the Bank solely to provide retirement income to a select group of management or highly compensated employees. The Plan also is intended to comply with Code Section 409A and Treasury Regulations thereunder. All provisions of the Plan, including elections, consents and modifications thereto, should be interpreted consistent with that intent. If any provision of the Plan, including any election procedures, consents or modifications thereto, would be prohibited by or inconsistent with Code section 409A, then such provision shall be amended to comply with Code section 409A. The Administrator is authorized to adopt rules or regulations deemed necessary or appropriate to anticipate or comply with Code section 409A and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.01Eligibility.   Eligibility for Plan participation shall be limited to those employees who otherwise constitute a select group of management and highly compensated employees of the Employer. The Committee shall, with Board approval, designate whether and when an employee is eligible to participate in the Plan.

3.02Participation.   An Eligible Employee, once designated Committee and approved by the Board in writing to participate in the Plan, shall become a Participant sixty (60) days following the date of his or her designation and approval (unless an earlier participation date for such Eligible Employee is specifically designated and approved) and shall be listed on Schedule A. An Eligible Employee who becomes a Participant shall remain a Participant unless and until the Committee resolves that such employee is no longer eligible to participate in the Plan. Any action to remove a previously Eligible Employee shall be effective as of the later of: (i) the date the action is taken or (ii) the stated effective date of the action. An employee whose participation in the Plan is revoked and terminated shall be provided only those benefits to which he otherwise is entitled, under the terms of Article IV, as to participation through his or her termination of participation.

ARTICLE IV

SUPPLEMENTAL BENEFIT

4.01Supplemental Benefit.  Except as otherwise provided herein, each Participant shall be entitled to a Supplemental Benefit beginning after his Retirement, in accordance with Section 4.04, pursuant to the Schedule of Benefits attached hereto as Schedule B.

4.02Termination of Employment.  The Supplemental Benefit of a Participant who has a Termination of Employment shall be determined by multiplying the amount of his Supplemental Benefit, provided in Schedule B, by a fraction in which the Participant’s total Years of Service (up to a maximum of his Service Requirement) is the numerator and the Participant’s Service Requirement, as provided on Schedule B, is the denominator.

4.03Accelerated Vesting.   Notwithstanding the Participant’s Service Requirement described in Schedule B, if a Participant becomes Disabled or has a Termination of Employment due to death, vesting will accelerate and the Participant will be entitled to the full amount of his Supplemental Benefit as if he has satisfied the requirements for Retirement. In addition, upon a Change in Control, vesting will accelerate, and the Participant will be entitled to the full amount of his Supplemental Benefit, without regard to his Service Requirement, upon Termination of Employment or Retirement.

4.04Normal Form and Timing of Supplemental Benefit.

(a)A Participant’s Supplemental Benefit shall be paid in a series of equal monthly payments for the period provided on Schedule B, on the first day of each applicable month.

(b)Except as otherwise provided in this Section 4.04 or unless a different Benefit Commencement Date is set forth on Schedule B, Supplemental Benefit payments shall commence on the first day of the month following the Participant’s Retirement. A Supplemental Benefit payment made to a

Specified Employee shall commence on the first day of the month following the six-month anniversary of the Specified Employee’s Retirement, unless an exception to this delay applies under Code section 409A — e.g., in the case of Disability or payment beginning on a specified Benefit Commencement Date. The initial payment made under the preceding sentence shall include amounts that would have been paid through the date of such initial payment had the Participant not been a Specified Employee.

(c)Except as provided in the following sentence, if a Participant has a Termination of Employment, then payments shall commence on the first day of the month following the date on which the Participant would have fulfilled the Service Requirement had he or she remained employed by the Bank or any Participating Employer.  No payment shall be made to a Specified Employee prior to the first day of the month following the six-month anniversary of the Specified Employee’s Termination of Employment, however, unless an exception to this delay applies under Code section 409A — e.g., in the case of Disability or payment beginning on a specified Benefit Commencement Date. In the event of such a delay, the initial payment shall include amounts that would have been paid through the date of such initial payment had the Participant not been a Specified Employee.

4.05General Limitations.  Notwithstanding any provision of this Plan to the contrary, the Bank shall not pay any benefit under this Plan if such payment would result in the violation of any banking law, regulation or regulatory order.

4.06No Acceleration of Payment.  Except as provided in Code section 409A and Treasury Regulations thereunder, no acceleration in the time or schedule of any payment or amount scheduled to be paid under the Plan is permitted.

ARTICLE V

DEATH BENEFITS

5.01Pre-Termination Survivor Benefit.  If a Participant dies while employed by the Bank, the Participant’s spouse, or the Participant’s designated beneficiary in the event the Participant has no spouse or the spouse fails to survive the Participant, shall be entitled to receive the amount by which (i) the Present Value of the full amount of the Participant’s Supplemental Benefit (taking into account any accelerated vesting applicable under Section 4.03) exceeds (ii) the death benefits payable to a beneficiary designated by the Executive under a life insurance contract owned by the Bank and subject to a split dollar insurance agreement between the Bank and the Participant. Payment due under this Section 5.01 shall be made within ninety (90) days following the Participant’s death, in a lump sum.

5.02Post-Termination Survivor Benefit.  If a Participant dies after his Retirement or Termination of Employment, the Participant’s spouse, or the Participant’s designated beneficiary in the event the Participant has no spouse or the spouse fails to survive the Participant, shall be entitled to receive the remaining installments of his Supplemental Benefit at the time or times such installments would have been paid under Article IV.

5.03Beneficiary Designation.  A Participant shall designate a primary and contingent beneficiary on the form furnished by the Bank (attached hereto as Exhibit A), which may be changed by the Participant from time to time by written notice to the Bank and upon such change the rights of all previously designated beneficiaries to receive any benefits under this Plan shall cease. If the Participant’s spouse fails to survive him and (i) the Participant has failed to make a beneficiary designation, (ii) no person designated as beneficiary is alive, (iii) no trust has been established, or (iv) no successor beneficiary has been designated who is alive, the beneficiary shall be the Participant’s surviving children, or if no children are alive, the Participant’s parent or parents, or if no parent is alive, the legal representative of the deceased Participant’s estate.

5.04Suicide. Notwithstanding anything to the contrary in this Plan, the benefits otherwise provided herein shall not be payable if the Participant’s death results from suicide, whether sane or insane, within two (2) years and three months after the date of the Participant’s entry into the Plan.

ARTICLE VI

ADMINISTRATION

6.01Committee as Administrator.  The Bank has appointed the Committee to administer the Plan. Any action by the Committee shall be determined by a vote of a majority of its members. Either the Chairman or the Secretary may produce or execute any certificate or other written action or direction on behalf of the Committee. The Chairman or any two (2) members may call meetings. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.

6.02Appointment of Advisors.  The Bank may appoint such legal counsel, consultants, accountants, record keepers, actuaries, auditors and other persons, as the Bank deem necessary or appropriate for the proper administration of the Plan.

6.03Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

6.04Duties.  The Administrator shall have the following rights, powers and duties:

(a)The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Bank and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

(b)The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to decide any question that may arise regarding the rights of employees, Participants and beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan. No benefit shall be payable under the Plan unless the Administrator in its sole discretion determined that such benefit is due.

(c)The Administrator shall keep a record of any formal actions taken, and shall keep such other records and accounts as may be necessary for the proper administration of the Plan. The Administrator shall be responsible for supplying such information and reports to the Internal Revenue Service, the U.S. Department of Labor and the Participants as required by law.

(d)The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents to be available at the principal office of the Bank for inspection by the Participants at reasonable times determined by the Administrator.

(e)The Administrator shall periodically report to the Board, no less frequently than annually, with respect to the status of the Plan.

6.05Fees. Notwithstanding any compensation arrangements entered into between the Bank and any Administrator member, no fee or compensation shall be paid to any person for service on the Committee with respect to the administration of the Plan.

ARTICLE VII

CLAIMS PROCEDURE

Claims for benefits under the Plan must be filed with the Administrator on forms supplied by the Bank. The Administrator shall be responsible for deciding whether such claim is within the scope provided by the Plan (a “Covered Claim”) and for providing full and fair review of the decision with respect to such claim. In addition, the Administrator shall provide a full and fair review in accordance with ERISA and applicable U.S. Department of Labor Regulations, including without limitation Section 503 thereof.

Each Claimant or other interested person shall file with the Administrator such pertinent information as the Administrator may specify, and in such manner and form as the Administrator may specify and provide, and such person shall not have any rights or be entitled to any benefits or further benefits hereunder, as the case may be, unless such information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply at such times and in such manner as may be required, written proof that the benefit is covered under the Plan. If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits or no further benefits hereunder, as the case may be, shall be payable to such Claimant.

For all purposes under the Plan, the decision with respect to a claim if no review is requested and the decision with respect to a claim if review is requested shall be final, binding and conclusive on all interested parties as to matters relating to the Plan.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.01Amendment.  The Bank reserves the right to amend the Plan in any manner that it deems advisable by a resolution of the Board. No amendment shall, without the Participant’s consent, affect the amount of the Participant’s Supplemental Benefit at the time the amendment becomes effective or the right of the Participant to receive a Supplemental Benefit to which the Participant has become entitled in accordance with Article IV of the Plan.

8.02Termination.  The Bank reserves the right to terminate the Plan at any time by resolution of the Board. No termination shall, without the consent of the Participant, affect the amount of the Participant’s Supplemental Benefit prior to the termination of the right of the Participant to receive a Supplemental Benefit to which the Participant has become entitled in accordance with Article IV of the Plan. Any termination of the Plan shall be carried out in accordance with Code section 409A and Treasury Regulation section l.409A-3(j)(4)(ix).

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.01Assignment and Alienation.

(a)Subject to the exceptions provided below or as required by applicable law, no benefit that shall be payable hereunder to any person (including a Participant, Spouse or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assign, pledge, encumbrance, charge or attachment. Subject to the exceptions provided below or as required by applicable law, any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or attach any benefit payable hereunder shall be void. Subject to the exceptions provided below or as required by applicable law, no such benefit shall be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person.

(b)Section 9.01(a) above shall not apply to any valid lien or offset imposed by the United States Internal Revenue Service in accordance with Code Section 6331.

(c)Section 9.01(a) above shall not apply to any valid lien or offset imposed by the Bank or other Employer with respect to a debt owed to the Bank or other Employer by the Participant, spouse or designated beneficiary.

9.02Incapacity. If the Administrator determines, or concurs with a determination by a competent professional presented to it, that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Administrator may cause the payments becoming due to such person to be made to another for his benefit. Payments made pursuant to this Section shall, as to such payment, operate as a complete discharge of the Plan, the Bank and the Administrator.

9.03Successors and Assigns.  The provisions of the Plan are binding upon and inure to the benefit of the Bank, its respective successors and assigns, and the Participant and his beneficiaries, heirs, legal representatives, and assigns.

9.04Limitation of Rights.  This Plan shall not be deemed to constitute a contract of employment between any Employer and any Participant or employee (or be deemed consideration or an inducement for the employment of any Participant or employee). Nothing contained in this Plan shall be deemed to give any Participant or employee the right to be retained in the service of any Employer or interfere with the right of any Employer to discharge any Participant or employee at any time, regardless of the effect that such discharge may have upon such Participant or employee under this Plan.

9.05No Funding of the Plan.  Any liability of the Bank to any Participant with respect to any benefit payable hereunder shall be based solely upon any contractual obligation created under the Plan. No obligation hereunder shall be deemed secured by any pledge or encumbrance upon any specific assets of the Bank. No Participant shall have any rights under the Plan, other than those of a general, unsecured creditor of the Bank. The Bank may reserve (through a “rabbi trust” or similar arrangement) such funds as the Bank may determine is necessary to provide the benefits accrued under the Plan. Any funds the Bank so reserved may be kept in cash, invested or reinvested. Any assets that may be segregated, reserved, or otherwise identified by the Bank for the purpose of paying benefits under the Plan nevertheless remain general assets of the Bank (and subject to the claims of the general creditors of the Bank).

9.06Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

9.07Notification of Addresses. Each Participant shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or beneficiary as shown on the Bank’s records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the Administrator nor any Bank shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

9.08Receipt and Release for Payments. Any payment to a Participant, spouse or beneficiary, or his or her legal representative, guardian or committee, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Administrator or the Bank (either or whom may require such person, as a condition precedent to payment, to execute a receipt and release of the Administrator and the Bank in a form determined by the Administrator and the Bank).

9.09Headings. The headings and subheadings of this Plan have been inserted for convenience of reference (and are to be ignored in any construction of the provisions hereof).

9.10Indemnification.  The Bank shall indemnify and hold harmless each person who may serve on the Committee from any and all claims, loss, damages, expenses (including attorney’s fees) and liability (including any amounts paid in settlement) arising from any act or omission of such person or persons, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person.

9.11Tax Withholding.  The Bank shall withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Code, the Social Security Act, as amended, or any federal, state or local income or employment tax provision; or otherwise, for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

9.12Responsibility for Legal Effect.  Neither the Administrator nor the Bank makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.

9.13Successors, Acquisitions, Mergers, Consolidations.  The terms and conditions of the Plan inure to the benefit of, and bind, the Bank and the Participants, and their successors, assigns and personal representatives.

9.14Governing Law.  The Plan shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia to the extent not preempted by the provisions of ERISA.

9.15Bonding.  The Committee and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ER1SA.

9.16Usage.  Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

9.17Section 409A Provisions.

(a)Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2). Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1).

(b)It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder). The Bank is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A (including any transition or grandfather rules thereunder and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

[Signature page follows]

IN WITNESS WHEREOF, the Bank has caused this Plan to be executed by its duly authorized officer.

VILLAGE BANK

By: /s/ William G. Foster, Jr.

Date: November 27, 2018

EXHIBIT A

DESIGNATION OF BENEFICIARY

Pursuant to the terms of the VILLAGE BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, in which I am a Participant, I hereby designate the following beneficiary(ies) to receive any payment which may be due under the Plan after my death:

Primary Individual Beneficiary(ies):

NamePercentRelationship

__________________________ __________________________ __________________________

__________________________ __________________________ __________________________

Primary Contingent Beneficiary(ies):

NamePercentRelationship

__________________________ __________________________ __________________________

__________________________ __________________________ __________________________

This designation hereby revokes any prior designation which may have been in effect.

Date: __________________________

__________________________ __________________________

Witness Participant

Acknowledged by: __________________________